Exhibit 99.1

Molina Healthcare Reports Fourth Quarter and Year-End 2013 Results

LONG BEACH, Calif.--(BUSINESS WIRE)--February 10, 2014--Molina Healthcare, Inc. (NYSE: MOH):

  Full year 2013 net income per diluted share, continuing operations increased to $0.96, from $0.27 for 2012.
  Full year 2013 adjusted net income per diluted share, continuing operations increased to $3.13, from $1.72 for 2012.
  Full year 2013 total revenue of $6.6 billion, up 11% over 2012.
  Aggregate membership up 7.5% over 2012.

Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the fourth quarter and year ended December 31, 2013. Net income from continuing operations for the year ended December 31, 2013, was $44.8 million, or $0.96 per diluted share, compared with net income from continuing operations of $12.9 million, or $0.27 per diluted share, for the year ended December 31, 2012. Net loss from continuing operations for the fourth quarter was $9.0 million, or $0.20 per diluted share, compared with net income from continuing operations of $26.2 million, or $0.55 per diluted share, for the quarter ended December 31, 2012.

“For Molina Healthcare, 2013 was a year of both opportunity and challenge,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “We laid the foundation for success in 2014 and beyond by increasing medical margins, securing Duals Demonstration contracts in five states, expanding our footprint into South Carolina, and building the robust administrative infrastructure we will need going forward.”

2014 Business Outlook

The Company will discuss its 2014 guidance, corporate strategy and business outlook at its Investor Day Conference webcast and presentation to be held on February 13, 2014, at the Le Parker Meridien Hotel in New York City.

Overview of Financial Results

Year Ended December 31, 2013, Compared with Year Ended December 31, 2012

Net income from continuing operations increased to $44.8 million in 2013, from $12.9 million in 2012 as a result of higher medical margin (measured as the excess of premium revenue over medical care costs). Higher medical margin was partially offset by increased administrative expenses related to the Company’s preparations for significant membership growth expected in 2014.

Premium revenue in 2013 increased 11% over 2012, due to a 6% increase in member months and a 5% increase in revenue per member per month (PMPM).

Excluding the Company’s Illinois health plan, which was not operational until 2013, eight of the Company’s nine other health plans reported higher medical margins in 2013 than in 2012. Consolidated medical margin increased by approximately 45% year over year. The Company’s consolidated medical care ratio (measured as medical care costs as a percentage of premium revenue) decreased to 87.1% in 2013 from 90.0% in 2012.

As the Company has previously discussed, general and administrative expenses increased to 10.1% of revenue in 2013 from 8.8% in 2012. Increased administrative expenses related to the anticipated membership growth represented approximately 2% of premium revenue, or $135 million during 2013.

Conference Call

The Company’s management will host a conference call and webcast to discuss its fourth quarter and year-end results at 5:00 p.m. Eastern time on Monday, February 10, 2014. The number to call for the interactive teleconference is (212) 231-2919. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Monday, February 10, 2014, through 6:00 p.m. on Tuesday, February 11, 2014, by dialing (800) 633-8284 and entering confirmation number 21703882. A live broadcast of Molina Healthcare’s conference call will be available on the Company’s website, www.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. The Company’s licensed health plans in California, Florida, Illinois, Michigan, New Mexico, Ohio, South Carolina, Texas, Utah, Washington, and Wisconsin currently serve approximately 2.1 million members, and its subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida. More information about Molina Healthcare is available at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those risks and uncertainties include, but are not limited to, the following:

  uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible health insurance industry federal excise tax, the expansion of Medicaid eligibility in the states that participate to previously uninsured populations unfamiliar with managed care, the implementation of state insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the impact of other federal or state health care and insurance reform measures, including the dual eligibles demonstration programs in California, Illinois, Michigan, Ohio, and South Carolina;
  newly FDA-approved drugs such as sovaldi, olysio, and other drugs for hepatitis C or other medical conditions that are exorbitantly priced but not factored into the calculation of our capitated rates for 2014;
  significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;
  management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;
  the accurate estimation of incurred but not paid medical costs across our health plans;
  retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;
  efforts by states to recoup previously paid amounts, including claims by the Washington Health Care Authority (HCA) that it overpaid our Washington health plan for certain claims related to psychotropic drugs and the Washington Community Options Program Entry System (COPES);
  the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, and our ability to increase our revenues consistent with our expectations;
  the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
  government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;
  changes with respect to our provider contracts and the loss of providers;
  the establishment of a federal or state medical cost expenditure floor as a percentage of the premiums we receive, and the interpretation and implementation of medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;
  the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;
  approval by state regulators of dividends and distributions by our health plan subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;
  the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings;
  the relatively small number of states in which we operate health plans;
  our management of a portion of College Health Enterprises’ hospital in Long Beach, California;
  the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;
  a state’s failure to renew its federal Medicaid waiver;
  an inadvertent unauthorized disclosure of protected health information;
  changes generally affecting the managed care or Medicaid management information systems industries;
  increases in government surcharges, taxes, and assessments;
  changes in general economic conditions, including unemployment rates;
  increasing consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can provide no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 10, 2014, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

	MOLINA HEALTHCARE, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
		(Amounts in thousands, except net (loss) income per share)
	Revenue:
	Premium revenue	$1,595,352	$1,477,384	$6,179,170	$5,544,121
	Premium tax revenue	44,411	38,038	172,017	158,991
	Service revenue	54,007	55,359	204,535	187,710
	Investment income	2,006	1,182	6,890	5,075
	Rental and other income	9,846	5,997	26,322	18,312
	Total revenue	1,705,622	1,577,960	6,588,934	5,914,209
	Operating expenses:
	Medical care costs	1,414,290	1,275,733	5,380,124	4,991,188
	Cost of service revenue	42,306	43,097	161,494	141,208
	General and administrative expenses	187,006	153,051	665,996	518,615
	Premium tax expenses	44,411	38,038	172,017	158,991
	Depreciation and amortization	20,294	16,198	72,743	63,114
	Total operating expenses	1,708,307	1,526,117	6,452,374	5,873,116
	Operating (loss) income	(2,685)	51,843	136,560	41,093
	Other expenses (income):
	Interest expense	13,835	4,348	52,071	16,769
	Other (income) expense	(4)	(325)	3,343	945
	Total other expenses (income)	13,831	4,023	55,414	17,714
	(Loss) income from continuing operations before income taxes	(16,516)	47,820	81,146	23,379
	Income tax (benefit) expense	(7,475)	21,626	36,316	10,513
	(Loss) income from continuing operations	(9,041)	26,194	44,830	12,866
	(Loss) income from discontinued operations (1)	(85)	(551)	8,099	(3,076)
	Net (loss) income	$(9,126)	$25,643	$52,929	$9,790

	Basic (loss) income per share:
	(Loss) income from continuing operations	$(0.20)	$0.56	$0.98	$0.28
	(Loss) income from discontinued operations	–	(0.01)	0.18	(0.07)
	Basic net (loss) income per share	$(0.20)	$0.55	$1.16	$0.21

	Diluted (loss) income per share:
	(Loss) income from continuing operations	$(0.20)	$0.55	$0.96	$0.27
	(Loss) income from discontinued operations	–	(0.01)	0.17	(0.06)
	Diluted net (loss) income per share	$(0.20)	$0.54	$1.13	$0.21

	Weighted average shares outstanding:
	Basic	45,725	46,617	45,717	46,380
	Diluted	45,725	47,143	46,862	46,999

	Operating Statistics, Continuing Operations:
	Medical care ratio (2)	88.7%	86.4%	87.1%	90.0%
	Service revenue ratio (3)	78.3%	77.9%	79.0%	75.2%
	General and administrative expense ratio (4)	11.0%	9.7%	10.1%	8.8%
	Premium tax ratio (2)	2.7%	2.5%	2.7%	2.8%
	Effective tax rate	45.3%	45.2%	44.8%	45.0%

__________
(1)	(Loss) income from discontinued operations is net of income tax expense (benefit) of $134, $2,877, $(9,912), and $(1,238), respectively.
(2)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium taxes as a percentage of premium revenue plus premium tax revenue.
(3)	Service revenue ratio represents cost of service revenue as a percentage of service revenue.
(4)	Computed as a percentage of total revenue.

MOLINA HEALTHCARE, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
	(Amounts in thousands, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$935,895	$795,770
Investments	703,052	342,845
Receivables	298,935	149,682
Income tax refundable	32,742	–
Deferred income taxes	26,556	32,443
Prepaid expenses and other current assets	42,484	28,386
Total current assets	2,039,664	1,349,126
Property, equipment, and capitalized software, net	292,083	221,443
Deferred contract costs	45,675	58,313
Intangible assets, net	98,871	77,711
Goodwill	230,738	151,088
Restricted investments	63,093	44,101
Auction rate securities	10,898	13,419
Derivative asset	186,351	–
Other assets	35,564	19,621
	$3,002,937	$1,934,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$669,787	$494,530
Accounts payable and accrued liabilities	319,965	184,034
Deferred revenue	122,216	141,798
Income taxes payable	–	6,520
Current maturities of long-term debt	182,008	1,155
Total current liabilities	1,293,976	828,037
Convertible senior notes	416,368	175,468
Lease financing obligations	159,394	–
Lease financing obligations - related party	27,092	–
Other long-term debt	–	86,316
Deferred income taxes	580	37,900
Derivative liability	186,239	1,307
Other long-term liabilities	26,351	23,480
Total liabilities	2,110,000	1,152,508
Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; outstanding: 45,871 shares at December 31, 2013 and 46,762 shares at December 31, 2012	46	47
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	–	–
Additional paid-in capital	340,848	285,524
Accumulated other comprehensive loss	(1,086)	(457)
Treasury stock, at cost; outstanding: 111 shares at December 31, 2012	–	(3,000)
Retained earnings	553,129	500,200
Total stockholders’ equity	892,937	782,314
	$3,002,937	$1,934,822

MOLINA HEALTHCARE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Amounts in thousands)
Operating activities:
Net (loss) income	$(9,126)	$25,643	$52,929	$9,790
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,831	20,475	93,866	78,764
Deferred income taxes	7,395	(10,410)	(31,047)	(9,887)
Stock-based compensation	8,040	4,570	28,694	20,018
Amortization of convertible senior notes and lease financing obligations	6,692	1,528	22,820	5,942
Amortization of premium/discount on investments	3,734	1,580	11,787	6,746
Amortization of deferred financing costs	650	264	3,692	1,089
Change in fair value of derivatives	(5)	37	3,378	1,307
Change in fair value of contingent consideration liabilities	(2,400)	–	(2,400)	–
Loss on disposal of property and equipment	1,345	2,608	1,345	2,608
Tax deficiency from employee stock compensation	(1)	(367)	(73)	(526)
Gain on sale of subsidiary	–	–	–	(1,747)
Changes in operating assets and liabilities:
Medical claims and benefits payable	37,081	(41,933)	175,257	92,054
Receivables	(4,968)	7,227	(149,253)	18,216
Accounts payable and accrued liabilities	40,880	32,375	60,996	23,345
Income taxes	(38,250)	40,050	(39,262)	18,172
Prepaid expenses and other current assets	4,488	1,616	(23,064)	(8,958)
Deferred revenue	(2,172)	(1,503)	(19,582)	90,851
Net cash provided by operating activities	79,214	83,760	190,083	347,784

Investing activities:
Purchases of investments	(142,130)	(71,972)	(770,083)	(306,437)
Sales and maturities of investments	171,795	84,341	399,595	298,006
Purchases of equipment	(33,623)	(25,597)	(98,049)	(78,145)
Net cash paid in business combinations	(3,837)	–	(61,521)	–
(Increase) decrease in restricted investments	2,132	387	(18,992)	(2,647)
(Increase) decrease in deferred contract costs	3,093	7,189	12,638	(11,610)
Proceeds from sale of subsidiary, net of cash surrendered	–	–	–	9,162
Change in other noncurrent assets and liabilities	675	2,862	(6,899)	(1,913)
Net cash used in investing activities	(1,895)	(2,790)	(543,311)	(93,584)

Financing activities:
Proceeds from issuance of 1.125% Notes, net of deferred issuance costs	–	–	537,973	–
Proceeds from sale-leaseback transactions	–	–	158,694	–
Purchase of 1.125% Notes call option	–	–	(149,331)	–
Proceeds from issuance of warrants	–	–	75,074	–
Treasury stock purchases	(2,662)	(3,000)	(52,662)	(3,000)
Principal payments on term loan	–	(283)	(47,471)	(1,129)
Repayment of amounts borrowed under credit facility	–	–	(40,000)	(20,000)
Proceeds from employee stock plans	4,246	2,634	9,402	8,205
Excess tax benefits from employee stock compensation	436	(31)	1,674	3,667
Amount borrowed under credit facility	–	–	–	60,000
Net cash provided by (used in) financing activities	2,020	(680)	493,353	47,743
Net increase in cash and cash equivalents	79,339	80,290	140,125	301,943
Cash and cash equivalents at beginning of period	856,556	715,480	795,770	493,827
Cash and cash equivalents at end of period	$935,895	$795,770	$935,895	$795,770

MOLINA HEALTHCARE, INC. UNAUDITED NON-GAAP FINANCIAL MEASURES

The Company uses two non-GAAP[1] financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. Management believes such measures are useful supplemental measures to investors in evaluating the Company’s performance, and when comparing the Company’s performance with the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which we believe to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Amounts in thousands)
Net (loss) income	$(9,126)	$25,643	$52,929	$9,790
Adjustments:
Depreciation and amortization reported in the consolidated statements of cash flows	25,831	20,475	93,866	78,764
Interest expense	13,835	4,348	52,071	16,769
Income tax (benefit) expense	(7,341)	24,503	26,404	9,275
EBITDA	$23,199	$74,969	$225,270	$114,598

The second of these non-GAAP measures is adjusted net income per share, continuing operations. The following table reconciles net income (loss) per diluted share, which the Company believes to be the most comparable GAAP measure, to adjusted net income per diluted share.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net (loss) income per diluted share, continuing operations	$(0.20)	$0.55	$0.96	$0.27
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	0.28	0.20	0.98	0.75
Stock-based compensation	0.19	0.07	0.52	0.31
Amortization of convertible senior notes and lease financing obligations	0.09	0.02	0.31	0.08
Amortization of intangible assets	0.08	0.08	0.28	0.29
Change in fair value of derivatives	–	–	0.08	0.02
Adjusted net income per diluted share, continuing operations	$0.44	$0.92	$3.13	$1.72

1 GAAP stands for Generally Accepted Accounting Principles.

MOLINA HEALTHCARE, INC. UNAUDITED MEMBERSHIP DATA, CONTINUING OPERATIONS

	As of December 31,
	2013	2012	2011
Total Ending Membership by Health Plan:
California	368,000	336,000	355,000
Florida	89,000	73,000	69,000
Illinois	4,000	–	–
Michigan	213,000	220,000	222,000
New Mexico	168,000	91,000	88,000
Ohio	255,000	244,000	248,000
Texas	252,000	282,000	155,000
Utah	86,000	87,000	84,000
Washington	403,000	418,000	355,000
Wisconsin	93,000	46,000	42,000
	1,931,000	1,797,000	1,618,000
Total Ending Membership by State for the Medicare Advantage Plans:
California	8,800	7,700	6,900
Florida	600	900	800
Michigan	10,400	9,700	8,200
New Mexico	900	900	800
Ohio	500	300	200
Texas	2,800	1,500	700
Utah	8,300	8,200	8,400
Washington	7,100	6,500	5,000
	39,400	35,700	31,000
Total Ending Membership by State for the Aged, Blind or Disabled Population:
California	46,700	44,700	31,500
Florida	14,700	10,300	10,400
Illinois	4,000	–	–
Michigan	45,300	41,900	37,500
New Mexico	11,300	5,700	5,600
Ohio	32,000	28,200	29,100
Texas	90,200	95,900	63,700
Utah	9,700	9,000	8,500
Washington	33,000	30,000	4,800
Wisconsin	1,700	1,700	1,700
	288,600	267,400	192,800

	MOLINA HEALTHCARE, INC. UNAUDITED SELECTED FINANCIAL DATA BY HEALTH PLAN, CONTINUING OPERATIONS (In thousands except percentages and per-member per-month amounts)

		Three Months Ended December 31, 2013
		Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	1,101	$196,805	$178.70	$169,278	$153.71	86.0%	$27,527
	Florida	261	77,309	295.65	69,815	266.99	90.3	7,494
	Illinois (3)	7	8,121	1,201.34	7,869	1,164.10	96.9	252
	Michigan	640	167,252	261.23	138,539	216.38	82.8	28,713
	New Mexico	508	147,991	291.16	132,465	260.62	89.5	15,526
	Ohio	773	278,916	360.85	236,409	305.86	84.8	42,507
	Texas	761	321,938	423.35	284,998	374.77	88.5	36,940
	Utah	259	73,903	285.88	66,136	255.84	89.5	7,767
	Washington	1,219	275,778	226.15	248,871	204.09	90.2	26,907
	Wisconsin	280	38,925	139.19	31,797	113.70	81.7	7,128
	Other (4)	–	8,414	–	28,113	–	–	(19,699)
		5,809	$1,595,352	$274.63	$1,414,290	$243.46	88.7%	$181,062

		Three Months Ended December 31, 2012
		Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	1,021	$178,886	$175.25	$159,800	$156.55	89.3%	$19,086
	Florida	218	57,892	266.06	48,965	225.04	84.6	8,927
	Michigan	656	166,453	253.54	151,230	230.35	90.9	15,223
	New Mexico	268	81,285	302.77	71,440	266.10	87.9	9,845
	Ohio	752	267,918	356.60	235,072	312.88	87.7	32,846
	Texas	856	341,244	398.69	265,391	310.07	77.8	75,853
	Utah	259	72,859	281.46	61,741	238.51	84.7	11,118
	Washington	1,248	290,246	232.56	253,335	202.99	87.3	36,911
	Wisconsin	134	18,469	138.66	13,107	98.41	71.0	5,362
	Other (3)(4)	–	2,132	–	15,652	–	–	(13,520)
		5,412	$1,477,384	$273.05	$1,275,733	$235.79	86.4%	$201,651
__________
(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	The MCR represents medical costs as a percentage of premium revenue.
(3)	The Illinois health plan’s results prior to October 1, 2013, were insignificant and reported in “Other.”
(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

	MOLINA HEALTHCARE, INC. UNAUDITED SELECTED FINANCIAL DATA BY HEALTH PLAN, CONTINUING OPERATIONS (In thousands except percentages and per-member per-month amounts)

		Year Ended December 31, 2013
		Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	4,233	$749,755	$177.10	$666,592	$157.46	88.9%	$83,163
	Florida	973	264,998	272.23	231,261	237.57	87.3	33,737
	Illinois (3)	7	8,121	1,201.34	7,869	1,164.10	96.9	252
	Michigan	2,581	676,000	261.91	570,644	221.09	84.4	105,356
	New Mexico	1,492	446,758	299.36	384,466	257.62	86.1	62,292
	Ohio	3,007	1,098,795	365.44	924,675	307.53	84.2	174,120
	Texas	3,178	1,291,001	406.27	1,114,852	350.84	86.4	176,149
	Utah	1,040	310,895	299.05	259,397	249.51	83.4	51,498
	Washington	4,941	1,168,405	236.47	1,028,210	208.10	88.0	140,195
	Wisconsin	1,060	143,465	135.40	114,340	107.91	79.7	29,125
	Other (4)	–	20,977	–	77,818	–	–	(56,841)
		22,512	$6,179,170	$274.48	$5,380,124	$238.99	87.1%	$799,046

		Year Ended December 31, 2012
		Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	4,177	$665,600	$159.36	$606,494	$145.20	91.1%	$59,106
	Florida	850	228,832	269.36	195,226	229.80	85.3	33,606
	Michigan	2,639	646,551	244.97	570,636	216.20	88.3	75,915
	New Mexico	1,069	321,853	301.08	280,108	262.03	87.0	41,745
	Ohio	3,065	1,095,137	357.36	970,504	316.69	88.6	124,633
	Texas	3,245	1,233,621	380.18	1,155,433	356.08	93.7	78,188
	Utah	1,026	298,392	290.78	245,671	239.41	82.3	52,721
	Washington	4,600	974,712	211.91	845,733	183.87	86.8	128,979
	Wisconsin	508	70,678	139.25	67,968	133.91	96.2	2,710
	Other (3)(4)	–	8,745	–	53,415	–	–	(44,670)
		21,179	$5,544,121	$261.79	$4,991,188	$235.68	90.0%	$552,933

__________
(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	The MCR represents medical costs as a percentage of premium revenue.
(3)	The Illinois health plan’s results prior to October 1, 2013, were insignificant and reported in “Other.”
(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED FINANCIAL DATA (Dollars in thousands, except per-member-per-month amounts)

The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

	Three Months Ended December 31,
	2013			2012
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$936,744	$161.26	66.2%	$857,590	$158.50	67.2%
Pharmacy	243,301	41.88	17.2	229,826	42.48	18.0
Capitation	162,651	28.00	11.5	139,444	25.77	10.9
Direct delivery	20,549	3.54	1.5	8,694	1.61	0.7
Other	51,045	8.78	3.6	40,179	7.43	3.2
	$1,414,290	$243.46	100.0%	$1,275,733	$235.79	100.0%

	Year Ended December 31,
	2013			2012
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$3,611,529	$160.43	67.1%	$3,423,751	$161.67	68.6%
Pharmacy	935,204	41.54	17.4	835,830	39.47	16.7
Capitation	603,938	26.83	11.2	552,136	26.07	11.1
Direct delivery	48,288	2.14	0.9	33,920	1.60	0.7
Other	181,165	8.05	3.4	145,551	6.87	2.9
	$5,380,124	$238.99	100.0%	$4,991,188	$235.68	100.0%

	The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

		December 31, 2013	December 31, 2012
	Fee-for-service claims incurred but not paid (IBNP)	$424,173	$377,614
	Pharmacy payable	45,037	38,992
	Capitation payable	20,267	49,066
	Other (1)	180,310	28,858
		$669,787	$494,530
__________
(1)

“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s unaudited consolidated statements of operations. As of December 31, 2013, the Company had recorded non-risk provider payables of approximately $151.3 million.

MOLINA HEALTHCARE, INC. UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior periods” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were (more) or less than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable from continuing and discontinued operations combined for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Dollars in thousands, except per-member amounts)
Balances at beginning of period	$632,706	$536,463	$494,530	$402,476
Components of medical care costs related to:
Current period	1,455,385	1,350,043	5,434,443	5,136,055
Prior period	(41,142)	(76,419)	(52,779)	(39,295)
Total medical care costs	1,414,243	1,273,624	5,381,664	5,096,760

Change in non-risk provider payables	27,596	(5,691)	111,267	(7,004)

Payments for medical care costs related to:
Current period	1,017,300	979,963	4,932,195	4,689,395
Prior period	387,458	329,903	385,479	308,307
Total paid	1,404,758	1,309,866	5,317,674	4,997,702
Balances at end of period	$669,787	$494,530	$669,787	$494,530
Benefit from prior period as a percentage of:
Balance at beginning of period	6.5%	14.2%	10.7%	9.8%
Premium revenue, trailing twelve months	0.7%	1.3%	0.9%	0.7%
Medical care costs, trailing twelve months	0.8%	1.5%	1.0%	0.8%

Claims Data:
Days in claims payable, fee for service	43	40	43	40
Number of members at end of year	1,931,000	1,797,000	1,931,000	1,797,000
Number of claims in inventory at end of year	145,800	122,700	145,800	122,700
Billed charges of claims in inventory at end of year	$276,500	$255,200	$276,500	$255,200
Claims in inventory per member at end of year	0.08	0.07	0.08	0.07
Billed charges of claims in inventory per member at end of year	$143.19	$142.01	$143.19	$142.01
Number of claims received during the year	5,566,000	5,378,400	21,317,500	20,842,400
Billed charges of claims received during the year	$5,565,600	$5,089,600	$21,414,600	$19,429,300

CONTACT:
Molina Healthcare, Inc.
Juan José Orellana, 562-435-3666, ext. 111143
Investor Relations